SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. [ ])

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[x]      Preliminary Revised Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Under Rule 240.14a-12

                              PREMIER BANCORP, INC.
                              ---------------------

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)      Title of each class of securities to which transaction applies:

        (2)      Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)      Proposed maximum aggregate value of transaction:

        (5)      Total fee paid:


[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)       Amount Previously Paid:

        (2)       Form, Schedule or Registration Statement No.:

        (3)       Filing Party:

        (4)       Date Filed:

                            PREMIER BANCORP, INC.
                              379 NORTH MAIN STREET
                         DOYLESTOWN, PENNSYLVANIA 18901
                                 (215) 345-5100
--------------------------------------------------------------------------------

                                  March 4, 2002


Dear Fellow Shareholders of Premier Bancorp, Inc.:

     On behalf of the Board of Directors, I am pleased to invite you to attend Premier Bancorp, Inc.'s Special Meeting of Shareholders to be held on March 28, 2002 at 9:00 a.m., at the Doylestown Country Club, Green Street, Doylestown, Pennsylvania 18901. Enclosed with the proxy statement is the notice of meeting and your proxy card.


     The principal business of the meeting is to approve and adopt a proposal to amend Article 5 to the Amended and Restated Articles of Incorporation of Premier Bancorp, Inc. in order to authorize a class of preferred stock and to transact any other business that is properly presented at the special meeting. The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon in more detail.


     The continued growth of Premier Bancorp, Inc. and our commitment to plan for the future, including providing Premier with as much flexibility as possible to meet our corporate needs, have made the amendment necessary. The amendment will afford Premier more financial flexibility regarding future activities including, strategic funding, capital enhancement, acquisitions, and other proper corporate purposes. At the special meeting, members of management will discuss the issues at hand and respond to questions.

     I am delighted that you have invested in Premier Bancorp, Inc., and I hope that, whether or not you plan to attend the special meeting, you will vote as soon as possible by completing, signing and returning the enclosed proxy card in the envelope provided. The prompt return of your proxy card will save Premier Bancorp, Inc. expenses involved in further communications. Your vote is important. Voting by written proxy will ensure your representation at the special meeting if you do not attend in person.

     I look forward to seeing you on March 28, 2002, at Premier Bancorp, Inc.'s special meeting.

                                              Sincerely,



                                              /s/ Clark S. Frame
                                              ---------------------------------
                                              Clark S. Frame
                                              Chairman of the Board

                              PREMIER BANCORP, INC.

                    -----------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                   ------------------------------------------


     TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that Premier Bancorp, Inc. will hold a Special Meeting of Shareholders on March 28, 2002, at 9:00 a.m., at the Doylestown Country Club, Green Street, Doylestown, Pennsylvania 18901, to consider and vote upon the following proposals:


     1. To approve and adopt an amendment to the corporation's Amended and Restated Articles of Incorporation to authorize preferred stock; and

     2. To transact any other business properly presented at the special meeting and any adjournment or postponement of the meeting.


     Shareholders of record as of February 25, 2002, are entitled to notice of the meeting and may vote at the special meeting, either in person or by proxy.

     Management welcomes your attendance at the special meeting. Whether or not you expect to attend the special meeting in person, you are requested to complete, sign, date and promptly return the enclosed proxy card in the accompanying postage-paid envelope. The prompt return of your proxy card will avoid expenses involved in further communications. Even if you return a proxy card, you may vote in person if you give written notice to the Secretary of Premier Bancorp, Inc. and attend the special meeting. Returning your proxy card will ensure that your shares will be voted in accordance with your wishes and that the presence of a quorum will be assured.

     Premier Bancorp, Inc.'s Board of Directors is distributing the corporation's proxy statement and proxy card to shareholders on or about March 4, 2002.

                                           By Order of the Board of Directors,


                                           /s/ Clark S. Frame
                                           ------------------------------------
                                           Clark S. Frame
                                           Chairman of the Board

Doylestown, Pennsylvania
March 4, 2002


                             YOUR VOTE IS IMPORTANT.
   TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD
          AND MAIL IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

                              PREMIER BANCORP, INC.
                              379 NORTH MAIN STREET
                         DOYLESTOWN, PENNSYLVANIA 18901



                            AMEX TRADING SYMBOL: PPA




                                 PROXY STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS

                                 MARCH 28, 2002




















                MAILED TO SHAREHOLDERS ON OR ABOUT MARCH 4, 2002

                      [This Page Intentionally Left Blank]

                                TABLE OF CONTENTS


PROXY STATEMENT                                                            PAGE
                                                                           ----

GENERAL INFORMATION...........................................................1
     Date, Time and Place of the Special Meeting..............................1
     Description of Premier Bancorp, Inc......................................1

VOTING PROCEDURES.............................................................2
     Solicitation and Voting of Proxies.......................................2
     Quorum and Vote Required For Approval....................................3
     Revocability of Proxy....................................................3
     Methods of Voting........................................................4

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON.......................4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     AND MANAGEMENT...........................................................5
     Principal Shareholders...................................................5
     Share Ownership by the Directors and Executive Officers..................5

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.......................8


PROPOSAL......................................................................9
     General..................................................................9
     Purpose of the Proposal..................................................9
     Possible Adverse Effects of the Proposal................................10
     Proposed Issuance of Preferred Stock....................................10

SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING............................11

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING........................11

ADDITIONAL INFORMATION.......................................................12

APPENDIX A

                      [This Page Intentionally Left Blank]

                              PREMIER BANCORP, INC.
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

                               GENERAL INFORMATION

Date, Time and Place of the Special Meeting

     Premier Bancorp, Inc., a Pennsylvania business corporation and registered financial holding company, is furnishing this proxy statement in connection with the solicitation by the Board of Directors of proxies to be voted at the Premier Bancorp, Inc. Special Meeting of Shareholders. The special meeting will be held at the Doylestown Country Club, Green Street, Doylestown, Pennsylvania 18901 on March 28, 2002 at 9:00 a.m.

     The corporation's principal executive office is located at 379 North Main Street, Doylestown, Pennsylvania 18901. The corporation's telephone number is
(215) 345-5100. All inquiries regarding the special meeting should be directed to John C. Soffronoff, President and Chief Executive Officer of Premier Bancorp, Inc.

Description of Premier Bancorp, Inc.

     Premier Bancorp, Inc. was incorporated under the business corporation laws of the Commonwealth of Pennsylvania on July 15, 1997 and was reorganized on November 17, 1997 as a one-bank holding company, pursuant to the Bank Holding Company Act of 1956. Under the Gramm-Leach-Bliley Act, which was effective March 11, 2000, bank holding companies, such as the corporation, whose controlled depository institutions are "well capitalized" and "well managed," as defined in Federal Reserve Regulation Y, and which obtain satisfactory Community Reinvestment Act ratings, are eligible to elect to be "financial holding companies" and engage in a broader spectrum of activities than those generally permitted. These activities include insurance underwriting and brokerage (including annuities) and underwriting and dealing securities without a revenue limit and without limits on the amounts of equity securities it may hold in conducting its underwriting and dealing activities. In December 2000, the corporation became a financial holding company, in order to utilize the expanded powers provided in the Gramm-Leach-Bliley Act. Premier Bank and PBI Capital Trust are the corporation's wholly-owned subsidiaries. Lenders Abstract, L.L.C. is a limited liability company owned 99% by Premier Bank and 1% by the corporation.

     We have not authorized anyone to provide you with information about the corporation; therefore, you should rely only on the information contained in this document or on documents to which we refer. Although we believe we have provided you with all the information helpful to you in your decision to vote, events may occur at Premier Bancorp, Inc. subsequent to printing this proxy statement that might affect your decision or the value of your stock.

     Premier Bancorp, Inc.'s Board of Directors proposes to mail this proxy statement to the corporation's shareholders on or about March 4, 2002.

                                VOTING PROCEDURES

Solicitation and Voting of Proxies

     The Board of Directors solicits this proxy for use at the corporation's special meeting of shareholders. The corporation's directors, officers and bank employees may solicit proxies in person or by telephone, facsimile, e-mail or other similar means without additional compensation. Premier Bancorp, Inc. will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the corporation sends to its shareholders. The corporation will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation materials to the beneficial owners of stock held by these entities. The corporation will reimburse these third parties for their reasonable costs for sending proxy materials to shareholders.


     Only shareholders of record as of the close of business on Monday, February 25, 2002, (the voting record date), may vote at the special meeting. The corporation's records show that, as of the voting record date, 3,281,462 shares of the corporation's common stock were outstanding. Each shareholder is entitled to one vote for each share held. See the section entitled "Security Ownership of Certain Beneficial Owners and Management" for a list of the persons known by the corporation, as of the voting record date, to be the beneficial owner of 5% or more of the corporation's outstanding common stock.


     If your shares are registered directly in your name with Premier Bancorp, Inc.'s transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the shareholder of record, and the corporation is sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the proxy holders or to vote in person at the meeting. The corporation has enclosed a proxy card for your use.

     If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. Your broker or nominee is considered, with respect to those shares, the shareholder of record, and is forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your broker how to vote and you are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your street name shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

     By properly completing a proxy, you appoint Edward Grosik and Mark Mann as proxy holders to vote your shares as indicated on the proxy card. Any signed proxy not specifying to the contrary will be voted as follows:


FOR the amendment to Article 5 to the Amended and Restated Articles of Incorporation.


Quorum and Vote Required For Approval

     Presently, Premier Bancorp, Inc.'s Articles of Incorporation, as amended and restated, authorize the corporation to issue up to 30,000,000 shares of common stock, par value $0.33 per share.

     In order to hold the special meeting, a "quorum" of shareholders must be present. Under Pennsylvania law and the corporation's bylaws, the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote (meaning a majority of the number of shares outstanding on the voting record date) is required to constitute a quorum for the transaction of business at the meeting. The proxy holders will count abstentions and broker non-votes as "present" for the purpose of determining the presence of a quorum. However, the proxy holders will not count broker non-votes as "present" when determining the presence of a quorum for the particular matter on which the broker has expressly not voted. If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner, and the broker lacks discretionary voting power to vote such shares. On all matters to come before the special meeting, each share of common stock is entitled to one vote for each share owned.


     If a quorum is present, Proposal 1 will be approved if a majority of the votes cast by all shareholders entitled to vote, vote in favor of the proposal. The proxy holders will not cast votes withheld or broker non-votes for or against the proposal.


Revocability of Proxy

     Shareholders of record who sign proxies may revoke them at any time before they are voted by:

o delivering written notice of the revocation to John J. Ginley, Secretary of Premier Bancorp, Inc., 379 North Main Street, Doylestown, Pennsylvania 18901;

o delivering a properly executed later-dated proxy to John J. Ginley, Secretary of Premier Bancorp, Inc., 379 North Main Street, Doylestown, Pennsylvania 18901; or

o attending the meeting and voting in person after giving written notice to the Secretary of Premier Bancorp, Inc.

     You have the right to vote and, if desired, to revoke your proxy any time before the special meeting. Should you have any questions, please call John C. Soffronoff, President and Chief Executive Officer, at (215) 345-5100.

Methods of Voting

     Voting by Proxy
     ---------------

     1.   Mark your selections.
     2. Date your proxy card and sign your name exactly as it appears on your proxy card.

     3. Mail the proxy card to Premier Bancorp, Inc. in the enclosed postage-paid envelope.

     Voting in Person
     ----------------

     1. Attend the special meeting and show proof of eligibility to vote (including proper identification).
     2.   Obtain a ballot.
     3.   Mark your selections.
     4. Date your ballot and sign your name exactly as it appears in the corporation's transfer books.


             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Except as disclosed below, there have been no material transactions between the corporation and the bank, nor any material transactions or proposed material transactions, with any director or executive officer of the corporation or the bank, or any associate of any of the foregoing persons during the past fiscal year. The bank maintains a policy of not extending or granting credit to any director, officer, or employee.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

Principal Shareholders

     The following table sets forth, as of February 25, 2002, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5% of the corporation's outstanding common stock, the number of shares beneficially owned by such person and the percentage of the corporation's outstanding common stock so owned.


                                                                  PERCENT OF
                                                                 OUTSTANDING
                                        SHARES                   COMMON STOCK
NAME AND ADDRESS                  BENEFICIALLY OWNED          BENEFICIALLY OWNED
----------------                  ------------------          ------------------
Clark S. Frame
c/o Premier Bancorp, Inc.              193,662                      5.12%
379 N. Main Street
Doylestown, PA 18901



Share Ownership by the Directors and Executive Officers

     The following table sets forth the beneficial ownership of shares of the company's common stock, as well as all other Premier Bancorp, Inc. stock-based holdings, by the current directors and the executive officers and the directors and executive officers as a group, as of February 25, 2002. Unless otherwise indicated, all shares are held individually.




                                        AMOUNT AND NATURE OF
     NAME OF INDIVIDUAL OR                   BENEFICIAL
     IDENTITY OF GROUP                     OWNERSHIP(1)(2)         PERCENTAGE OF CLASS
     -----------------                     ---------------         -------------------
     Daniel E. Cohen                          98,629 (3)                2.61%
     Clark S. Frame                          193,662 (4)                5.12%
     John J. Ginley                           72,116 (5)                1.91%
     Dr. Thomas E. Mackell(23)                81,250 (6)                2.15%
     Barry J. Miles, Sr.                      60,174 (7)                1.59%
     Dr. Daniel A. Nesi                       17,877 (8)                3.12%
     Neil W. Norton                           76,122 (9)                2.01%
     Thomas M. O'Mara(23)                     59,149 (10)               1.56%
     Michael J. Perrucci                      78,722 (11)               2.08%
     Brian R. Rich                           115,237 (12)               3.05%
     Ezio U. Rossi                           136,481 (13)               3.61%
     Richard F. Ryon                         109,197 (14)               2.89%
     Gerald Schatz                           123,871 (15)               3.28%
     Bruce E. Sickel                          59,058 (16)               1.56%
     John C. Soffronoff                       69,808 (17)               1.85%
     Irving N. Stein                          77,136 (18)               2.04%
     Thomas P. Stitt                          76,003 (19)               2.01%
     HelenBeth Garofalo Vilcek                46,457 (20)               1.23%
     John A. Zebrowski                       106,723 (21)               2.82%
     All Officers and Directors as a       1,757,672 (22)              46.48%
     Group (19 persons in total)


------------------------------------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities that the individual has or shares voting or investment power, or has the right to acquire beneficial ownership within 60 days after February 25, 2002. Beneficial ownership may be disclaimed as to certain of the securities.
(2)  Information furnished by the directors and the corporation.
(3) Includes 15,177 shares held jointly with Mr. Cohen's spouse; 31,878 in Laub, Seidel, Cohen & Hof profit sharing plan f/b/o Daniel Cohen; and 51,574 exercisable stock options.

(4) Includes 15,700 shares held individually; 100,458 shares held jointly with Mr. Frame's spouse; 12,600 shares held as custodian for minor sons; 14,700 shares held as Trustee of Clark C. Frame Trust; 10,395 shares held as Trustee of CCF Trust for John M. Frame; 10,395 shares held as Trustee of CCF Trust for Martha Jackson; 10,395 shares held as Trustee of CCF Trust for David C. Frame; and 19,019 exercisable stock options.

(5) Includes 43,451 shares held jointly with Mr. Ginley's spouse and 28,665 exercisable stock options.
(6) Includes 23,684 shares held individually; 9,095 shares held jointly with Dr. Mackell's spouse; 20,097 held by Thomas E. Mackell, M.D. Ltd. Profit Sharing Plan; and 28,374 exercisable stock options.
(7) Includes 12,474 shares held individually; 32,760 shares held jointly with Mr. Miles' spouse; and 14,940 exercisable stock options.
(8) Includes 37,762 shares held individually; 27,720 shares held as Trustee for Daniel A. Nesi, M.D. Assoc.; 2,484 shares held as custodian for Paolo Sierra; 2,604 shares held as custodian for Diego Sierra; and 47,307 exercisable stock options.

(9) Includes 47,892 shares held individually; 18,225 shares held jointly with Mr. Norton's spouse; 105 shares held by Mr. Norton's minor son; and 9,900 exercisable stock options.

(10) Includes 34,147 shares held individually; 1,365 shares in held in Mr. O'Mara's spouse's IRA; and 23,637 exercisable stock options.
(11) Includes 55,609 shares held individually; 7,266 shares held jointly with Mr. Perrucci's spouse; 2,696 shares held by Summit Bank Discount Brokerage C/F IRA Rollover for Mr. Perrucci's spouse; 2,019 shares held by Mr. Perrucci's son; 2,019 shares held by Mr. Perrucci's daughter; and 9,113 exercisable stock options.
(12) Includes 70,111 shares held individually; 9,712 shares held by Morea Steam Heat Co.; 17,325 shares held by Waste Management & Processors, Inc.; 8,662 shares held by B-D Mining Co.; and 9,427 exercisable stock options.

(13) Includes 126,754 shares held jointly with Mr. Rossi's spouse and 9,727 exercisable stock options.

(14) Includes 27,913 shares held individually; 22,170 shares held as Trustee for Richard B. Ryon Insurance Co.'s 401(k) Plan; 49,938 shares held as partner of Ryon & Co.; and 9,176 exercisable stock options.
(15) Includes 29,402 exercisable stock options.
(16) Includes 14,242 shares held individually; 6,912 shares held jointly with Mr. Sickel's spouse; 3,464 shares held as Custodian for his children; and 34,440 exercisable stock options.
(17) Includes 6,790 shares held individually; 14,820 shares held jointly with Mr. Soffronoff's spouse; 2,820 shares held in Mr. Soffronoff's spouse's IRA; and 45,378 exercisable stock options.

(18) Includes 60,706 shares held individually; 2,074 shares held jointly with Mr. Stein's spouse; 5,196 shares held by Mr. Stein as custodian for his sons pursuant to the Uniform Gift to Minors Act; and 9,160 exercisable stock options.
(19) Includes 12,978 shares held in Mr. Stitt's IRA; 50,243 shares held as Trustee for persons other than himself; and 12,782 exercisable stock options.

(20) Includes 32,126 shares held individually; 4,605 shares held in Ms. Garofalo Vilcek's spouse's IRA; and 9,726 exercisable stock options.
(21) Includes 9,726 exercisable stock options.

(22) Percentages assume that all options exercisable within 60 days of February 25, 2002 have been exercised. Therefore, on a pro forma basis, 3,781,238 shares would be outstanding.

(23) Directors Mackell and O'Mara are brothers-in-law.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the corporation's officers and directors, and persons who own more than 10% of the registered class of the corporation's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the corporation with copies of all Section 16(a) forms they file.


     Based solely on its review of the copies of Forms 3, 4 and 5 and amendments thereto received by it, or written representations from the reporting persons that no Forms 5 were required for those persons, the corporation believes that during the period from January 1, 2001, through December 31, 2001, its officers and directors complied with all applicable filing requirements, except for Director Daniel Cohen, who failed to report two gifts of stock to charitable organizations.

                                    PROPOSAL

1. AMENDMENT TO ARTICLE 5 OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO AUTHORIZE SHARES OF PREFERRED STOCK


General


     On February 14, 2002, the Board of Directors unanimously approved an amendment to Article 5 of Premier Bancorp, Inc.'s Amended and Restated Articles of Incorporation to authorize 20,000,000 shares of preferred stock. Premier currently has 30,000,000 shares of authorized common stock, but is not authorized to issue preferred stock.

     The purpose of the amendment is to authorize the issuance of up to 20,000,000 shares of preferred stock to provide Premier with as much flexibility as possible to issue shares of preferred stock for proper corporate purposes, including corporate growth, financing, acquisitions, and other similar purposes. The full text of the proposed amendment is attached to this proxy statement as Appendix A. The description of the amendment is qualified in its entirety by reference to Appendix A.


Purpose of the Proposal


     The Board of Directors recommends this amendment because we believe it is advisable and in the best interests of Premier to have available preferred stock in order to provide Premier with greater flexibility in financing proper corporate purposes. The Board of Directors believes that authorizing Premier to issue flexible preferred stock will provide Premier with a capital structure better suited to meet Premier's short and long-term capital needs. Having the authority to create an equity instrument with provisions to be determined at the time of issuance will provide for the greatest possible flexibility in financing the future operations of Premier, including possible future acquisitions. For example, this flexible preferred stock will permit Premier to negotiate the precise terms of an equity investment by simply creating a new series of preferred stock without incurring the cost and delay of obtaining shareholder approval. This will allow Premier to more effectively negotiate with and satisfy the precise financial criteria of investors in a timely manner.

     The proposed class or series of preferred stock may be created and issued from time to time by the Board of Directors without prior shareholder approval, except in the case of the convertibility of a class or series of preferred stock into common stock which will require prior shareholder approval as provided in the proposed amendment. The preferred stock will have such designations, preferences, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions of the Board of Directors providing for the creation of such series or class of preferred stock.

Possible Adverse Effects of the Proposal

     It is not possible to state the effects of the proposed amendment to Premier's Articles of Incorporation upon the rights of the holders of Premier's common stock until the Board of Directors determines the respective rights of the holders of one or more series of preferred stock. However, the effects of an issuance could include: (i) reductions of the amount otherwise available for payment of dividends on common stock; (ii) restrictions on dividends on common stock; (iii) dilution of the voting power of common stock; and (iv) restrictions on the rights of holders of common stock to share in Premier's assets on liquidation until satisfaction of any liquidation preference granted to the holders of any subsequently designated series of preferred stock.

     Shares of voting preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of Premier. The ability of our Board of Directors to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of Premier by tender offer or other means. Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of shares of voting preferred stock to persons friendly to our Board of Directors could make it more difficult to remove incumbent officers and directors from office even if the change were to be favorable to shareholders generally. At the present time, the Board of Directors is not aware of any contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control of Premier. While the amendment may have anti-takeover ramifications, the proposed designation of this preferred stock is not intended to be an anti-takeover device and the Board of Directors believes that the financial flexibility offered by the amendment outweighs any disadvantages.

Proposed Issuance of Preferred Stock

     Currently, the Board of Directors intends to raise up to $15 million from the issuance of a series of preferred stock in a public offering. The first series will be known as Series A Preferred Stock. Although we anticipate commencing the underwritten public offering in the second quarter of 2002, there can be no assurances that we will be able to raise such financing on terms acceptable to us, if at all. Proceeds from the offering will be used for proper corporate purposes as determined by the Board of Directors. Uses may include enhancing the corporation's capital position, permitting continued growth of the corporation's banking subsidiary, facilitating the acquisition of depository and non-depository financial companies in the future, and improving the corporation's return on equity for its common shareholders by permitting future repurchases of outstanding shares of our common stock. The shares of Series A Preferred Stock will be issued upon terms and at prices to be determined by the Board of Directors at the time of issuance and will be dependent upon market conditions that exist at that time. The Board of Directors has not, at this time, established any preferences or rights associated with the shares of Series A Preferred stock. However, we do not expect that the shares will have conversion rights into shares of the corporation's common stock. This proxy statement does not constitute an offer to sell shares of the corporation's preferred stock.

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     The affirmative vote of a majority of the votes cast by all shareholders entitled to vote is required to approve and adopt this proposal. Thus, Proposal 1 will be approved if a majority of the votes cast by all shareholders entitled to vote, vote in favor of the proposal.

     The Board of Directors recommends that shareholders vote FOR the approval of the amendment to Article 5 of the Articles of Incorporation.


                SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the corporation's proxy statement for its 2002 Annual Meeting of Shareholders should have delivered the written proposal to the President of Premier Bancorp, Inc. at its principal executive offices, at 379 North Main Street, Doylestown, Pennsylvania 18901, by December 11, 2001. If a shareholder proposal is submitted to the corporation after that date, it is considered untimely; and, although the proposal may be considered at the annual meeting, it may not be included in the corporation's 2002 proxy statement.
Article IV, Section 2 of the corporation's bylaws requires that a shareholder deliver a notice of nomination for election to the Board of Directors to the President not less than 14 or more than 50 days in advance of a shareholders' meeting called for the election of directors.


             OTHER MATTERS THAT MAY COME BEFORE THE SPECIAL MEETING

     The Board of Directors knows of no matters other than those described in this proxy statement or referred to in the accompanying Notice of Special Meeting of Shareholders that may be presented at the special meeting. However, if any other matter should be properly presented for consideration and voting at the special meeting or any adjournments of the meeting, the proxy holders will vote the proxies in the manner they determine to be in the corporation's best interest.

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                             ADDITIONAL INFORMATION

     In accordance with Securities Exchange Act Rule 14a-3(3)(1), in the future, Premier intends to deliver only one annual report and proxy statement to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders. This method of delivery is known as "householding". Upon written or oral request, Premier will promptly deliver a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Further, shareholders can notify Bruce E. Sickel, Chief Financial Officer, Premier Bancorp, Inc., 516 Second Street Pike, Southampton, Pennsylvania 18966 or call (215) 322-1480 and inform us that the shareholder wishes to receive a separate copy of an annual report or proxy statement in the future. In addition, if you are receiving multiple copies of Premier's annual report or proxy statement, you may request that we deliver only a single copy of the annual report or proxy statement by notifying us at the above address or telephone number.

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                                                                      APPENDIX A

                             AMENDMENT TO ARTICLE 5

     Article 5 to Premier Bancorp, Inc.'s Amended and Restated Articles of Incorporation is hereby amended and restated, in its entirety, as follows:

                                    Article 5

     (A) The total authorized capital stock of the Corporation shall be 50,000,000 shares, consisting of 30,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock that may be issued in one or more classes or series. The shares of Common Stock shall constitute a single class and shall have a par value of Thirty-three Cents ($0.33) per share. The shares of Preferred Stock of each class or series shall be without nominal or par value, except that the amendment authorizing the initial issuance of any class or series adopted by the Board of Directors as provided herein, may provide that shares of any class or series shall have a specified par value per share, in which event all of the shares of such class or series shall have the par value per share so specified.

     (B) The Board of Directors of the Corporation is expressly authorized, from time to time, so long as there are sufficient shares of Preferred Stock available, without further approval of the shareholders, to issue shares of Preferred Stock for such consideration and with such par value as the Board of Directors may fix. In authorizing the issuance of a class or series of Preferred Stock, the Board of Directors is expressly authorized to determine:

          (i) The distinctive designation of the class or series and the number of shares which will constitute the class or series, which number may be increased or deceased (but now below the number of shares then outstanding in that class or above the total shares authorized herein) from time to time by action of the Board of Directors.

          (ii) The dividend rate on the shares of the class or series, whether dividends will be cumulative, and, if so, from what date or dates;

          (iii) The price or prices at which, and the terms and conditions on which, the shares of the class or series may be redeemed at the option of the Corporation;

          (iv) Whether or not the shares of the class or series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

          (v) The rights of the shares of the class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (vi) Whether or not the shares of the class or series will have priority over, parity with, or be junior to the shares of any other class or series in any respect, whether or not the shares of the class or series will be entitled to the benefit of limitations restricting the issuance of shares of any other class or series having priority over or on parity with the shares of such class or series and whether or not the shares of the class or series are entitled to restrictions on the payment of dividends on, the making of other distributions in respect of, and the purchase or redemption of shares of any other class or series of Preferred Stock or Common Stock ranking junior to the shares of the class or series;

          (vii) Whether the class or series will have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights; and

          (viii) Any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that class or series.

     (C) All issuances of Preferred Stock authorized by this Article 5 require the affirmative vote of a majority of the members of the Board of Directors at any regular or special meeting thereof duly convened after due notice to the directors.

Prior to the issuance of any shares of any class or series of Preferred Stock, the Board of Directors shall execute a statement setting forth the resolution or resolutions and the number of shares of Preferred Stock of each class or series and file it in accordance with law.

     (D) The issuance of shares of any class or series of Preferred Stock that contains a provision, term or right providing for the conversion of shares of Preferred Stock into shares of Common Stock, shall require the prior affirmative vote of the holders of a majority of the outstanding stock entitled to vote.

Deletions from Article 5

     Article 5 to Premier Bancorp, Inc.'s Amended and Restated Articles of Incorporation, which presently reads as set forth below, will be deleted in its entirety.

                                    Article 5

     The aggregate number of shares that the Corporation shall have authority to issue is Thirty Million (30,000,000) shares of Common Stock having a par value of Thirty-three Cents ($0.33) per share.

                              PREMIER BANCORP, INC.
                                      PROXY

            SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 28, 2002 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Edward Grosik and Mark Mann and each or either of them, proxies of the undersigned, with full power of substitution to vote all of the shares of Premier Bancorp, Inc. that the undersigned shareholder may be entitled to vote at the Special Meeting of Shareholders to be held March 28, 2002, at 9:00 a.m., at the Doylestown Country Club, Green Street, Doylestown, Pennsylvania 18901, and at any adjournment or postponement of the meeting, as indicated upon the matters described in the proxy statement, and upon any matters that may properly come before the special meeting:

1. APPROVAL OF AMENDMENT TO ARTICLE 5 OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION.

     [    ]   FOR           [    ]  AGAINST        [    ]   WITHHOLD AUTHORITY

The Board of Directors recommends a vote FOR the approval of the amendment to
Article 5 of the Articles of Incorporation.

--------------------------------------------------------------------------------

2. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1.

Dated: ______________________, 2002            _________________________________
                                                        Signature

                                               _________________________________
Number of Shares Held of Record                         Signature
on February 25, 2002

_______________

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER(S) AND RETURNED PROMPTLY TO PREMIER BANCORP, INC. IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.



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